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                                                                    EX-99.d.7

                                                   AMENDMENT #6 TO SCHEDULE A

     Portfolios of Brinson Relationship Funds
     ----------------------------------------

     Brinson Global Securities Fund
     Brinson Global Bond Fund
     Brinson Global Securities Fund
     Brinson Global Bond Fund
     Brinson U.S. Equity Fund
     Brinson U.S. Large Capitalization Equity Fund
     Brinson U.S. Intermediate Capitalization Equity Fund
     Brinson U.S. Value Equity Fund
     Brinson U.S. Small Capitalization Equity Fund
     Brinson International Equity Fund
     Brinson Emerging Markets Equity Fund
     Brinson Bond Plus Fund
     Brinson U.S. Bond Fund
     Brinson U.S. Short/Intermediate Fixed Income Fund
     Brinson Limited Duration Fund
     Brinson U.S. Treasury Inflation Protected Securities Fund
     Brinson Short-Term Fund
     Brinson U.S. Cash Management Prime Fund
     Brinson Emerging Markets Debt Fund

This Amendment has been agreed to as of this 30th day of October, 2000 by the undersigned.

     BRINSON RELATIONSHIP FUNDS

          By: /s/ Thomas J. Digenan
              ----------------------
              Thomas J. Digenan
              Title: President
                     ---------------

     BRINSON PARTNERS, INC.

          By: /s/ Nicholas C. Rassas
              -----------------------
              Nicholas C. Rassas
              Title: Vice President
                     ----------------

     BRINSON PARTNERS, INC.

          By: /s/ Mark F. Kemper
              -----------------------
              Mark F. Kemper
              Title: Secretary
                     ----------------